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                                                                    EXHIBIT 23.2

               The following consent of Arthur Andersen LLP ("Andersen") is a copy of the original consent dated May 14, 2002, included in the Form 10-K for March 31, 2002. The SEC has provided regulatory relief designed to allow public companies to dispense with the requirements to file a reissued report and consent of Andersen in certain circumstances. After reasonable efforts, we have not been able to obtain a reissued report of consent from Andersen.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K into the company's previously filed Registration Statements (File Nos. 33-16539, 33-37173, 33-43155, 33-85270,
          33-94438, 333-00855, 333-11385, 333-11387, 333-11389, 333-25953,
          333-48533, 333-48535, 333-46867, 333-62673, 333-45053, 333-66857,
          333-73007, 333-76233, 333-80281 and 333-85135) on Form S-8.

                                                       /s/ ARTHUR ANDERSEN LLP

          San Jose, California
          May 14, 2002